Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement is dated October 15, 2014, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)) party hereto, the Lenders (as hereinafter defined) party hereto and PNC Bank, National Association (“PNC Bank”) as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “Eighth Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, PNC Bank and various other financial institutions party thereto (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement, dated July 31, 2007, as amended by (i) that certain First Amendment to Credit Agreement, dated May 29, 2009, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (ii) that certain Second Amendment to Credit Agreement, dated December 22, 2010, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (iii) that certain Third Amendment to Credit Agreement, dated March 11, 2011, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (iv) that certain Fourth Amendment to Credit Agreement, dated November 9, 2011, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (v) that certain Fifth Amendment to Credit Agreement, dated April 4, 2012, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (vi) that certain Sixth Amendment to Credit Agreement, dated May 31, 2013, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, and (vii) that certain Seventh Amendment to Credit Agreement, dated September 26, 2013, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:

Collateral Document or Collateral Documents shall have the meaning specified in Section 7.1.10 [Springing Lien].

Collateral Period means the period commencing on a Springing Lien Trigger Date and to and through, and ending on, the next occurring Collateral Release Date.

Collateral Release Date shall have the meaning specified in Section 7.1.10 [Springing Lien].

Commodity Hedge shall mean a price protection agreement related to commodity products and entered into by any Loan Party or any Subsidiary of any Loan Party for hedging purposes (and not for speculation).

Debt Rating means, as of any date of determination, the rating as determined and publicly announced by Standard & Poor’s or Moody’s of ATI’s non-credit-enhanced, senior unsecured long-term debt.

Eighth Amendment Effective Date means October 15, 2014.

Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.

Hedge Liabilities shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.

Investment Grade Rating means a Debt Rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poor’s.

Lender Provided Commodity Hedge shall mean a Commodity Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner. The liabilities owing to the provider of any Lender Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Swap Obligations of such Person. The Liens securing the Commodity Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 8.2.5 [Application of Proceeds].

Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Swap Obligations of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 8.2.5 [Application of Proceeds].

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services.

Release Event shall have the meaning assigned to that term in Section 7.1.10 [Springing Lien].

Security Agreement or Security Agreements shall mean, singularly or collectively, as the context may require, (i) the Security Agreement in substantially the form of Exhibit 7.1.10 executed and delivered by the Loan Parties to the Administrative Agent for the benefit of the Lenders on the Eighth Amendment Effective Date and (ii) any other Security Agreement executed and delivered by any Person to the Administrative Agent for the benefit of the Lenders on or after Eighth Amendment Effective Date, in form and content satisfactory to the Administrative Agent, each as amended, modified or supplemented from time to time.

Springing Lien Collateral means all accounts receivable and inventory of the Loan Parties, whether now or hereafter acquired, and the proceeds thereof. For the avoidance of doubt, no such property shall be deemed to be Springing Lien Collateral until the Springing Lien Trigger Date has occurred and such property has become subject to a Lien securing the Obligations hereunder and under the Loan Documents, in each case pursuant to the executed and delivered Security Agreement.

Springing Lien Trigger Date means each date on which a Springing Lien Trigger Event has occurred.

Springing Lien Trigger Event means, any of the following has occurred: (a)(i) the Debt Rating of ATI, as determined and announced by Standard & Poor’s, is BB+ or lower, and (ii) the Debt Rating of ATI, as determined an announced by Moody’s, is Ba1 or lower, or (b) an Event of Default has occurred and is continuing and has not been waived by the Required Lenders or cured, to the extent that the Event of Default may, by its terms, be cured.

3. Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety and inserting them in the appropriate alphabetical order:

Consolidated EBIT for any period of determination shall mean the sum of (i) net income (or loss) (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment), plus (ii) net interest expense, (iii) plus all charges against or minus credits to income for federal, state and local taxes, (iv) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss with respect to such fiscal period not already excluded hereunder, (v) plus or minus, as applicable, any non-cash pension expense or income, provided, however, that voluntary pension contributions shall not be included in calculating pension expense or income, and (vi) plus any extinguishment expenses paid for the premium (whether allocated to debt or equity) required to tender ATI’s 4.25% convertible notes due in 2014, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, however, that Consolidated EBIT shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, lease, transfer or other disposition of property or other assets or series of related sales, leases, transfers or other dispositions of property or other assets by ATI and/or any of its Subsidiaries other than any sales, leases, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business. Notwithstanding the foregoing, Consolidated EBIT shall be calculated to include any income (as determined and consolidated in accordance with GAAP) realized from any transaction of any nature involving the sale, lease, transfer or other disposition of any interest in the HRPF or the sale of equity of any entity which owns the HRPF so long as ATI beneficially owns or holds greater than fifty percent (50%) of any class of the voting equity interests of the entity which owns the HRPF or such entity holds greater than a fifty percent (50%) interest in the HRPF both before and after giving effect to any such sale, lease, transfer or other disposition of any interest in the HRPF or any such sale of equity of any entity which owns the HRPF.

Interest Coverage Ratio shall mean, as of any date of determination, the ratio of Consolidated EBITDA to interest expense, in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Swap Obligations of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 8.2.5 [Application of Proceeds].

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the First Amendment Administrative Agent’s Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes, the Security Agreement, the Collateral Documents, the Letters of Credit and any other instruments, certificates or documents delivered in connection herewith or therewith, as the same may be amended, modified or supplemented from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Lender Provided Foreign Currency Hedge, (iv) any Lender Provided Commodity Hedge, and (v) any Other Lender Provided Financial Service Product. Notwithstanding the foregoing provisions in this definition, Obligations shall not include Excluded Swap Obligations.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs or general liability or product liability insurance;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) Liens on property leased by or consigned to any Loan Party or Subsidiary of a Loan Party under capital and operating leases or consignment arrangements securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(vii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien, and Liens created in connection with a refinancing of Indebtedness related to Liens identified on Schedule 1.1(P) which refinancing is not in violation of the terms of this Agreement;

(viii) Purchase Money Security Interests, provided that the aggregate value of the assets subject to such Purchase Money Security Interest securing such Indebtedness shall not exceed ten percent (10%) of Consolidated Tangible Assets (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

(ix) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable Loan Party in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by such Loan Party to provide collateral to the depository institution;

(xi) Liens on assets acquired in connection with a Permitted Acquisition, provided that such Liens extend only to the assets acquired in such Permitted Acquisition;

(xii) Liens arising in connection with a Receivable Financing in an amount not to exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) unless such Receivables Financing has been approved by the Required Lenders;

(xiii) Liens incurred by Shanghai STAL Precision Stainless Steel Co. Ltd. on assets owned by Shanghai STAL Precision Stainless Steel Co. Ltd.;

(xiv) Liens consisting of pledges of government securities or cash collateral in an amount not to exceed One Hundred Million and 00/100 Dollars ($100,000,000.00) to secure obligations under Hedging Contracts entered into in the ordinary course of business;

(xv) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in any case they do not, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 8.1.6 [Final Judgments or Orders];

(xvi) Liens and security interests in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges, and Other Lender Provided Financial Services Products; and

(xvii) Liens not otherwise described by the foregoing clauses in this definition on assets other than Inventory of the Loan Parties securing Indebtedness, provided that the value of the assets subject to such Liens securing such Indebtedness shall not exceed ten percent (10%) of Consolidated Tangible Assets.

4. Section 7.1 [Affirmative Covenants] of the Credit Agreement is hereby amended by inserting a new Section 7.1.10 as follows:

7.1.10 Springing Lien.

(i) On the Eighth Amendment Effective Date, the Loan Parties shall have executed and delivered a Security Agreement in the form of Exhibit 7.1.10 hereto and such other security instruments, financing statements, certificates and other similar instruments and agreements, each in form and substance reasonably acceptable to the Administrative Agent (collectively, the “Collateral Documents” and each a “Collateral Document”). On a Springing Lien Trigger Date, the Administrative Agent and the Loan Parties shall take or cause to be taken such other action, as shall be reasonably determined by the Administrative Agent, to vest in the Administrative Agent for the benefit of the Lenders a valid and perfected security interest, subject only to Permitted Liens, in the Springing Lien Collateral covered thereby to secure the Obligations.

(ii) On or after any applicable Springing Lien Trigger Date, as of the date that: (a) to the extent such Springing Lien Trigger Date occurred solely as a result of a downgrade in ATI’s Debt Rating as contemplated hereunder, ATI receives an Investment Grade Rating from Standard & Poor’s or Moody’s, and (b) to the extent such Springing Lien Trigger Date occurred as a result of an Event of Default or, during the applicable

Collateral Period, an Event of Default occurred, so long as no Event of Default has occurred and is continuing (each such date, a “Collateral Release Date”), the Loan Parties shall no longer be required to comply with Section 7.1.10(i) and all liens created under the Security Agreement shall automatically be deemed to be released, provided however, that if a subsequent Springing Lien Trigger Event shall occur following any such Collateral Release Date, the Loan Parties shall be required to comply with the Section 7.1.10(i) until such time as a subsequent Collateral Release Date shall have occurred.

(iii) Subject to the foregoing, Springing Lien Collateral may be released from the Liens created by the Collateral Documents upon a Collateral Release Date in accordance with the provisions of the Collateral Documents or as provided herein. In addition, upon the reasonable written request of a Loan Party, and with the consent of the Administrative Agent (such consent not to be unreasonably withheld), a Loan Party shall be entitled to releases of property included in the Springing Lien Collateral from the Liens securing the Obligations under any one or more of the following circumstances (each a “Release Event”):

(A) to enable a Loan Party to consummate asset dispositions not prohibited by Section 7.2.4 [Disposition of Assets or Subsidiaries]; and/or

(B) if any Guarantor is released from its obligations under the Guaranty Agreement, this Agreement or any other Loan Document in accordance with the terms and conditions of this Agreement or the other Loan Documents, that Guarantor’s property will also be released from the Liens granted by it pursuant to the Loan Documents.

Upon a Collateral Release Date, or upon the Administrative Agent’s consent to release any property in connection with a Release Event, as applicable, together with any necessary or proper instruments of termination, satisfaction or release prepared by the applicable Loan Party, the Administrative Agent shall, at the sole expense of the Loan Parties, execute, deliver or acknowledge such instruments or releases to evidence the release of any Springing Lien Collateral permitted to be released pursuant to this Section.

(iv) Promptly following written request by the Administrative Agent which is received by a Loan Party, the applicable Loan Party will (a) correct any material defect or error that may be discovered in any Collateral Document or in the execution, acknowledgment, filing or recordation, as applicable, thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Collateral Documents, (ii) maintain the validity and effectiveness of the Collateral Documents and the Liens, including the perfection thereof during any Collateral Period, intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent, for the benefit of the Lenders, the principle rights granted or now or hereafter intended to be granted to the Administrative Agent, for the benefit of the Lenders, under any Collateral Document to which any Loan Party is or is to be a party, in each case, with respect to such actions that the Administrative Agent determines are reasonable in order to achieve or maintain the benefit intended to be conferred by such Springing Lien Collateral in relation to the costs and other resources reasonably associated with such actions.

5. Effective as of June 12, 2014, Section 7.2.3(E) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(E) so long as such acquired Person is required to join this Agreement as a Guarantor under the terms and provisions of Section 7.2.5 [Subsidiaries, Partnerships and Joint Ventures], ATI shall demonstrate the following, each after giving effect to such Permitted Acquisition, by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 7.2.3 evidencing proforma compliance with: (x) Section 7.2.9 [Maximum Leverage Ratio], and Section 7.2.10 [Minimum Interest Coverage Ratio]; and

6. Section 7.2.9 [Maximum Leverage Ratio] of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.2.9 Maximum Leverage Ratio.

The Loan Parties shall not at any time permit the Leverage Ratio to exceed (i) 4.00 to 1.00, calculated as of December 31, 2013 and the end of each fiscal quarter thereafter through and including the fiscal quarter ending September 30, 2014, in each case for the period equal to the four (4) fiscal quarters then ended, (ii) 5.75 to 1.00, calculated as of December 31, 2014, for the period equal to the four (4) fiscal quarters then ended, (iii) 5.00 to 1.00, calculated as of March 31, 2015, for the period equal to the four (4) fiscal quarters then ended, (iv) 4.50 to 1.00, calculated as of June 30, 2015, for the period equal to the four (4) fiscal quarters then ended, (v) 3.75 to 1.00, calculated as of September 30, 2015, for the period equal to the four (4) fiscal quarters then ended, and (vi) 3.50 to 1.00, calculated as of December 31, 2015 and the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended.

7. Section 7.2.10 [Minimum Interest Coverage Ratio] of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.2.10 Minimum Interest Coverage Ratio.

The Loan Parties shall not permit the Interest Coverage Ratio to be less than (i) 2.00 to 1.00, calculated as of March 31, 2014, and the end of each fiscal quarter thereafter through and including the fiscal quarter ending December 31, 2014, in each case for the period equal to the four (4) consecutive fiscal quarters then ended, (ii) 2.50 to 1.00, calculated as of March 31, 2015, for the period equal to four (4) consecutive fiscal quarters then ended, (iii) 3.00 to 1.00, calculated as of June 30, 2015, for the period equal to four (4) consecutive fiscal quarters then ended, (iv) 3.25 to 1.00, calculated as of September 30, 2015, for the period equal to four (4) consecutive fiscal quarters then ended, and (v) 3.50 to 1.00, calculated as of December 31, 2015, and the end of each fiscal quarter thereafter, in each case for the period equal to four (4) consecutive fiscal quarters then ended.

8. Section 8.2.5 [Application of Proceeds] of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.5 Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and PNC Bank in its capacity as a lender of Swing Loans, ratably among the Administrative Agent, the Issuing Lender and PNC Bank (as the lender of Swing Loans) in proportion to the respective amounts described in this clause First payable to them;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges, and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v) Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi) Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding the foregoing, amounts received from any Loan Party that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to any Lender providing a Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedges or Lender Provided Commodity Hedges, (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this sentence, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to this Section 8.2.5 [Application of Proceeds] from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in above paragraphs of this Section 8.2.5 [Application of Proceeds] by Lenders providing Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges or Lender Provided Commodity Hedges that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to the above paragraphs of this Section 8.2.5 [Application of Proceeds]).

9. Section 9.10 [Authorization to Release Guarantors] of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

9.10 Authorization to Release Guarantors and Collateral.

(i) The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 7.2.4 [Disposition of Assets or Subsidiaries] or 7.2.3 [Liquidations, Mergers, Consolidations, Acquisitions].

(ii) The Lenders and Issuing Lenders authorize the Administrative Agent, without the necessity of any notice to or further consent from such Lenders, from time to time, to take any actions with respect to any Springing Lien Collateral or Collateral Documents which may be necessary to perfect and maintain the Liens upon the Springing Lien Collateral granted pursuant to the Collateral Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Lenders under the Collateral Documents. By accepting the benefit of the Liens granted pursuant to the Collateral Documents, each Lender hereby agrees to the terms of this Section 9.10(ii).

(iii) The Lenders and Issuing Lender hereby irrevocably authorize the Administrative Agent to terminate and release any Lien granted to or held by the Administrative Agent upon any Springing Lien Collateral upon Payment in Full or pursuant to terms and conditions of any provision of this Agreement providing for a Lien release with respect to such Springing Lien Collateral.

(iv) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Springing Lien Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10. The Credit Agreement is hereby amended by inserting a new Exhibit 7.1.10 [Security Agreement] in the form set forth on Exhibit 7.1.10 to this Eighth Amendment.

11. The “List of Schedules and Exhibits” following the table of contents in the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the “List of Schedules and Exhibits” as set forth on Annex A hereto.

12. The provisions of Sections 2 through 11 of this Eighth Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:

(a)	this Eighth Amendment, duly executed by each of the Loan Parties and the Required Lenders;

(b)	the Security Agreement and any other Collateral Document, duly executed by each of the Loan Parties and the Administrative Agent;

(c)	A written opinion of counsel for the Loan Parties, dated the date hereof, for the benefit of the Administrative Agent and each Lender and in form and substance satisfactory to the Administrative Agent and its counsel;

(d)	A certificate of each of the Loan Parties signed by an Authorized Officer, dated the date hereof, stating that the Loan Parties are in compliance with each of their representations; warranties, covenants and conditions of the Credit Agreement and no Event of Default or Potential Default exists (prior to and after giving effect to this Eighth Amendment, the Security Agreement or any other Collateral Document), and no Material Adverse Change has occurred since the date of the last audited financial statements of ATI and its Subsidiaries delivered to the Administrative Agent;

(e)

A certificate signed by the Secretary, an Assistant Secretary, Officer or Manager, as the case may be, of each of the Loan Parties, dated the date hereof, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Eighth Amendment, the Security Agreement and any other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Amendment, the Security

Agreement and the other Collateral Documents, as the case may be, and their true signatures; and (c) to the extent that an Loan Party’s organizational documents have changed since the date last certified by such Loan Party to the Administrative Agent, copies of its organizational documents as in effect on the date hereof certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

(f)	Evidence that adequate insurance required to be maintained under the Credit Agreement is in full force and effect, in form and substance satisfactory to the Administrative Agent and its counsel;

(g)	Lien searches in acceptable scope and with acceptable results;

(h)	All regulatory approvals and licenses have been obtained by the Loan Parties, and there are no legal or regulatory prohibitions restricting the Loan Parties from entering into this Eighth Amendment, the Security Agreement or any other Collateral Document;

(i)	payment of all fees and expenses owed to the Administrative Agent, and the Administrative Agent’s counsel in connection with this Eighth Amendment, the Security Agreement and the Loan Documents (including, without limitation, any such fees and expenses payable pursuant to any fee letter entered into between the Borrowers and the Administrative Agent in connection herewith); and

(j)	such other documents as may be reasonably requested by the Administrative Agent.

13. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

14. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.

15. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Eighth Amendment, the Security Agreement and the other Collateral Documents (collectively, the “Amendment Documents”), (ii) the officers of such Loan Party executing the Amendment Documents have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and Amendment Documents do not violate or conflict with the organizational agreements of such Loan Party or any law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) the Amendment Documents and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

16. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of the Amendment Documents or the performance or observance of any provision hereof, and (ii) it presently has no known claims or actions of any kind at law or in equity against any Lender or the Administrative Agent arising out of or in any way relating to the Credit Agreement, the Amendment Documents or the other Loan Documents.

17. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

18. The agreements contained in this Eighth Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Eighth Amendment amends the Credit Agreement and is not a novation thereof.

19. Each Amendment Document may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

20. This Eighth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Eighth Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Eighth Amendment to be duly executed by their duly authorized officers the day and year first above written.

BORROWERS:

WITNESS:	ATI FUNDING CORPORATION

/s/ M. P. Earnest	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	TDY HOLDINGS, LLC

/s/ M. P. Earnest	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

GUARANTORS:

WITNESS:	ALLEGHENY TECHNOLOGIES INCORPORATED

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Senior Vice President, Finance and Chief Financial Officer

WITNESS:	ATI OPERATING HOLDINGS, LLC

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	OREGON METALLURGICAL, LLC (formerly known as “OREGON METALLURGICAL CORPORATION”)

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ALLEGHENY LUDLUM, LLC (formerly known as “ALLEGHENY LUDLUM CORPORATION”)

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ATI PROPERTIES, INC.

/s/ M. P. Earnest	By:	/s/ John E. Grosselin, III
	Name:	John E. Grosselin, III
	Title:	Vice President

WITNESS:	TDY INDUSTRIES, LLC (formerly known as “TDY INDUSTRIES, INC.”)

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ALC FUNDING CORPORATION

/s/ M. P. Earnest	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	JEWEL ACQUISITION, LLC

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	JESSOP STEEL, LLC

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	INTERNATIONAL HEARTH MELTING, LLC

	By:	OREGON METALLURGICAL, LLC, its Sole Manager

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ATI PRECISION FINISHING, LLC (formerly known as “ROME METALS, LLC”)

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	TI OREGON, INC.

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	TITANIUM WIRE CORPORATION

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ATI CANADA HOLDINGS, INC.

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC.

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	AII INVESTMENT CORP.

/s/ M. P. Earnest	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	ENVIRONMENTAL, INC.

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	AII ACQUISITION, LLC

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ATI TITANIUM LLC

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ATI FLOWFORM PRODUCTS, LLC

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ATI ALLEGHENY LUDLUM, INC.

/s/ M. P. Earnest	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

AGENTS AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ David B. Gookin
Name:	David B. Gookin
Title:	Executive Vice President

CITIBANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ John Tucker
Name:	John Tucker
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

BANK OF AMERICA N.A., for itself, as a Lender and as Co-Documentation Agent, and as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mike Delaney
Name:	Mike Delaney
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and as Co-Documentation Agent

By:	/s/ Belinda Tucker
Name:	Belinda Tucker
Title:	Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as a Co-Managing Agent

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Authorized Signatory

By:	/s/ Remy Riester
Name:	Remy Riester
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Managing Agent

By:	/s/ James Travagline
Name:	James Travagline
Title:	Director

THE BANK OF NEW YORK MELLON, as a Lender and as Co-Managing Agent

By:	/s/ William M. Feathers
Name:	William M. Feathers
Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher S. Helmeci
Name:	Christopher S. Helmeci
Title:	Senior Vice President/Relationship Manager

EXHIBIT 7.1.10

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of October 15, 2014 by and among each of the Persons listed as GRANTORS on the signature pages hereto (each a “Grantor” and collectively the “Grantors”) and PNC Bank, National Association. as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined herein). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Administrative Agent and such other financial institutions from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) entered into that certain Credit Agreement, dated July 31, 2007, as amended by (i) that certain First Amendment to Credit Agreement, dated May 29, 2009, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (ii) that certain Second Amendment to Credit Agreement, dated December 22, 2010, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (iii) that certain Third Amendment to Credit Agreement, dated March 11, 2011, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (iv) that certain Fourth Amendment to Credit Agreement, dated November 9, 2011, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (v) that certain Fifth Amendment to Credit Agreement, dated April 4, 2012, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (vi) that certain Sixth Amendment to Credit Agreement, dated May 31, 2013, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, (vii) that certain Seventh Amendment to Credit Agreement, dated September 26, 2013, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, and (viii) that certain Eighth Amendment to Credit Agreement, dated October 15, 2014 (the “Eighth Amendment”), among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein, and pursuant to the Eighth Amendment the obligations of the Lenders under the Credit Agreement are subject to the further condition, among others, that the Grantors, from time to time in accordance with the terms and provisions hereof and of the Credit Agreement, grant to and create in favor of the Administrative Agent (for itself and for the benefit of the Lenders) a first priority security interest in the Collateral (as hereinafter defined) pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Obligations (as defined in the Credit Agreement), and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantors, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make the Loans (as defined in the Credit Agreement) and issue the Letters of Credit (as defined in the Credit Agreement), the Grantors, intending to be legally bound hereby, covenant and agree as follows:

Section 1. Definitions. In addition to the words and terms defined elsewhere in this Security Agreement:

(a) words and terms defined in the Credit Agreement or the Code (as hereinafter defined) shall, unless the context hereof clearly requires otherwise, have the same meaning herein as therein provided; and

(b) the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

(i) “Accounts” shall have the meaning given to that term in the Code.

(ii) “Code” shall mean the Uniform Commercial Code as in effect on the date of this Security Agreement and as amended from time to time, in the Commonwealth of Pennsylvania.

(iii) “Collateral” shall mean, collectively, (a) the Accounts and Inventory, and (b) solely to the extent related to any of the foregoing items listed in subsection (a) above, Proceeds, Supporting Obligations, Chattel Paper, Documents, Electronic Chattel Paper, General Intangibles, Instruments and Letter-of-Credit Rights of each Grantor, whether now owned or acquired in the future.

(iv) “Event of Default” shall mean (i) any of the Events of Default described in the Credit Agreement or any of the other Loan Documents and (ii) any default by the Grantors in the performance of their obligations under this Security Agreement.

(v) “Inventory” shall have the meaning given to that term in the Code.

(vi) “Prior Security Interest” shall mean a continuing, enforceable, perfected security interest under the Code which is prior and superior to all Liens and the rights of all third parties in the Collateral, except as may be otherwise provided in the Credit Agreement.

(vii) “Proceeds” shall have the meaning given to that term in the Code.

(viii) “Security Agreement” shall mean this Security Agreement and all documents or annexes attached hereto or referred to herein, as any or all of the foregoing may be supplemented or amended from time to time.

(ix) “Supporting Obligations” shall have the meaning given to that term in the Code.

Section 2. Security Interest. As security for the full and timely payment of the Obligations in accordance with the terms of this Security Agreement, the Credit Agreement and the other Loan Documents and the full and timely payment and performance of the obligations of the Grantors under this Security Agreement, the Credit Agreement and the other Loan Documents, each Grantor hereby agrees that, immediately and automatically upon the occurrence of a Springing Lien Trigger Event, each Grantor shall be deemed to have granted to the Administrative Agent and the Lenders a continuing, enforceable, perfected security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Security Agreement by such Grantor and agrees that, upon filing of all applicable UCC-1 financing statements with the appropriate offices (based on the information set forth in Exhibit A and Exhibit B to this Security Agreement), the Administrative Agent (for itself and for the benefit of the Lenders) shall have a Prior Security Interest in and to such Collateral. If a Springing Lien Trigger Event occurs and such security interest is deemed to have been granted as set forth above, the security interest shall remain in effect until a Collateral Release Date shall have occurred; provided that if any subsequent Springing Lien Trigger Event shall occur, the Grantors shall be deemed to have again granted the security interest to the Administrative Agent and the Lenders, as set forth above and in Section 7.1.10 [Springing Lien] of the Credit Agreement.

Section 3. Rights and Remedies of a Secured Party. In addition to all rights and remedies given to the Administrative Agent pursuant to the Credit Agreement, this Security Agreement and the other Loan Documents, the Administrative Agent (for itself and for the benefit of the Lenders) shall have, during each Collateral Period, all of the rights and remedies of a secured party under the Code (whether or not the Code applies to the Collateral).

Section 4. Provisions Applicable to the Grantors and the Collateral. The parties agree that the following provisions shall be applicable to the Grantors and the Collateral:

(a) The Grantors covenant and agree that, at all times during the term of this Security Agreement, each shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Security Agreement by a Grantor, in accordance with GAAP, if and to the extent applicable, at the locations set forth on Exhibit A attached hereto and made a part hereof and at no other location without complying with the requirements set forth in Section 4(j) of this Security Agreement.

(b) The Administrative Agent or its representatives shall, at all times during the continuance of a Collateral Period, have the right during regular business hours of the Grantors and upon twenty-four (24) hours’ advance notice to the Grantors (or at any time if an Event of Default shall have occurred and shall be continuing) to examine and inspect the Collateral and to review the books and records of the Grantors concerning the Collateral.

(c) The Grantors shall, at all times during the continuance of a Collateral Period, keep the Collateral, as applicable, that is now owned or acquired after the date of this Security Agreement by the Grantors at the locations set forth on Exhibit A (which Exhibit A may be updated from time to time by the Grantors upon three (3) days’ prior notice) attached hereto and made a part hereof and at no other location without the prior written consent of the Administrative Agent, except as may be otherwise set forth in the Credit Agreement; provided, however, this subsection (c) shall not apply to Inventory: (i) in-transit in the ordinary course of business; (ii) located at third-party suppliers or processors in the ordinary course of business; or (iii) to the extent the book value of such Inventory does not exceed Fifty Million and 00/100 Dollars ($50,000,000.00), warehouseman or other bailees.

(d) [Reserved].

(e) Promptly upon request of the Administrative Agent during the continuance of a Collateral Period, the Grantors shall furnish the Administrative Agent with such information and documents regarding the Collateral at such times and in such form and detail as the Administrative Agent may reasonably request.

(f) Promptly upon request of the Administrative Agent during the continuance of a Collateral Period, the Grantors shall deliver to the Administrative Agent, without limitation, (1) evidence of the Grantors’ Accounts and statements showing the aging, identification, reconciliation and collection thereof and (2) reports as to the Grantors’ Inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by an authorized officer or other employee of the Grantors.

(g) Notwithstanding any Prior Security Interest in the Collateral granted to and created in favor of the Administrative Agent (for itself and for the benefit of the Lenders) under this Security Agreement, the Grantors shall have the right until one or more Events of Default shall occur, at their own cost and expense, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce their contract rights.

(h) The Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to give notice of the security interest created hereby to account debtors obligated to any Grantor, to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to the Administrative Agent and to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce such Grantor’s contract rights. It is understood and agreed by the Grantors that the Administrative Agent shall have no liability whatsoever under this Security Agreement except for its own gross negligence or willful misconduct.

(i) Each Grantor represents and warrants as of the date of this Security Agreement that the exact legal name, the type of entity, the jurisdiction of organization, the organizational identification number and tax identification number of each Grantor is as set forth on Exhibit B attached hereto and made a part hereof. Each Grantor covenants and agrees that it will not change its legal name, its type of entity, its jurisdiction of organization, its organizational identification number or its tax identification number without (i) providing the Administrative Agent prior written notice of its intention to do so, (ii) providing the Administrative Agent with such information in connection therewith as the Administrative Agent may reasonably request, and (iii) taking such action, satisfactory to the Administrative Agent, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.

(j) If a Grantor desires to establish a new location for its place of business or chief executive office, as the case may be, or to change its legal entity name or maintain records concerning Collateral, it shall first, with respect to each such new location or name:

(i) give the Administrative Agent written notice of its intention to do so and provide the Administrative Agent with such information in connection therewith as the Administrative Agent may reasonably request; and

(ii) take such action, satisfactory to the Administrative Agent including, without limitation, all action required by Section 6 hereof, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.

(k) Each Grantor shall at any time during the continuance of a Collateral Period, take such commercially reasonable efforts as the Administrative Agent may request (i) to cause any bailee having possession of any of the Collateral with a book value in excess of Five Million and 00/100 Dollars ($5,000,000.00) to provide to the Administrative Agent a written acknowledgement of the Lenders’ security interest in such Collateral, in form and substance satisfactory to the Administrative Agent and (ii) otherwise to ensure the continued perfection and priority of the Lenders’ security interest in any of the Collateral and of the preservation of its rights therein.

Section 5. Actions with Respect to Accounts. Upon the occurrence and during the continuance of an Event of Default,, each Grantor shall be deemed to have irrevocably and automatically appointed the Administrative Agent (and any of the Administrative Agent’s designated officers, employees or agents) as its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions, in its name or in the name of the Administrative Agent, as the Administrative Agent may determine (except as expressly limited in this Section 5) without notice to such Grantor and at such Grantor’s expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Upon the occurrence and during the continuance of an Event of Default, notify all account debtors that the Accounts have been assigned to the Administrative Agent and that the Lenders have a security interest in the Accounts;

(c) Upon the occurrence and during the continuance of an Event of Default, direct all account debtors to make payment of all Accounts directly to the Administrative Agent;

(d) Upon the occurrence and during the continuance of an Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Upon the occurrence and during the continuance of an Event of Default, in any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate;

(f) Upon the occurrence and during the continuance of an Event of Default, in any case and for any reason, receive, open and dispose of all mail addressed to such Grantor;

(g) Upon the occurrence and during the continuance of an Event of Default, take control in any manner of any rejected, returned, stopped-in-transit or repossessed goods relating to Accounts;

(h) Upon the occurrence and during the continuance of an Event of Default, enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Administrative Agent may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Administrative Agent;

(ii) Receive and collect all monies due or to become due to such Grantor;

(iii) Exercise all of such Grantor’s rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(v) Sell or assign Accounts on such terms, for such amounts and at such times as the Administrative Agent deems advisable;

(vi) Prepare, file and sign such Grantor’s name on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar Law as to any account debtor;

(vii) Prepare, file and sign such Grantor’s name on any Notice of Lien, Claim of Mechanic’s Lien, Assignment or Satisfaction of Lien or Mechanic’s Lien, or similar document in connection with the Collateral;

(viii) Endorse the name of such Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into the Administrative Agent’s possession;

(ix) Sign the name of such Grantor to verifications of Accounts and notices of Accounts sent by account debtors to such Grantor; or

(x) Take all other actions necessary or desirable to protect such Grantor’s interest(s) in the Accounts.

Each Grantor ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations are paid in full and the Grantors shall have performed all of their obligations under this Security Agreement. Each Grantor further agrees to use its best efforts to assist the Administrative Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Administrative Agent in any manner in its collection and enforcement of the Accounts.

Section 6. Preservation and Protection of Security Interest. Each Grantor represents and warrants that it has (or will have upon its acquisition of such Collateral), and covenants and agrees that at all times during the term of this Security Agreement it will have, good and valid title to the Collateral from time to time owned or acquired by it free and clear of all Liens, except those in favor of the Administrative Agent and those permitted under the Credit Agreement, and shall defend the Collateral against the claims and demands of all Persons whomsoever other than the holders of any Permitted Liens. Each Grantor covenants and agrees that each shall not (i) borrow against the Collateral or any portion of the Collateral from any other Person, except as may otherwise be permitted under the Credit Agreement, (ii) grant or create or permit to attach or exist any Lien on, of or in any of the Collateral or any portion of the Collateral, except those in favor of the Administrative Agent and Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral or (iv) permit any financing statements or such other instruments or notices with respect to security interests to be on file with respect to any of the Collateral, except financing statements or such other instruments of notice in favor of the Administrative Agent and as otherwise permitted under the Credit Agreement. Upon a Springing Lien Trigger Date and at all times during a Collateral Period, each Grantor shall faithfully preserve and protect the Lenders’ security interest in the Collateral and shall, at its own cost and expense, cause or assist the Administrative Agent to cause that security interest to be perfected and continue perfected so long as the Obligations or any portion of the Obligations are outstanding, unpaid or executory. For purposes of the perfection of the Lenders’ security interest in the Collateral in accordance with the requirements of this Security Agreement, each Grantor authorizes the Administrative Agent, upon a Springing Lien Trigger Date and at any time during a Collateral Period, to file financing statements, continuation statements and amendments thereto that describe the Collateral. If any such financing statement, continuation statement or amendment requires the signature of such Grantor, it may be signed by the Administrative Agent on behalf of such Grantor. Each Grantor shall from time to time during a Collateral Period, at the request of the Administrative Agent, file or record, or cause to be filed or recorded, such other instruments, documents and notices, including financing statements, and assignments, as the Administrative Agent may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Upon a Springing Lien Trigger Date and at any time during a Collateral Period, each Grantor shall do all such other acts and things, shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, and shall furnish any other information as the Administrative Agent, in its discretion, may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all Persons except as may otherwise be provided in the Credit Agreement. Upon a Springing Lien Trigger Date, each Grantor shall be deemed to have automatically and irrevocably appointed the Administrative Agent (and any of the Administrative Agent’s designated officers, employees and/or agents) as the attorney-in-fact of the Grantors to take such action as the Administrative Agent may reasonably deem necessary from time to time to preserve, perfect and continue perfected the Lenders’ security interest in the Collateral in accordance with the requirements of this Security Agreement including, but not limited to, signing any financing statements or amendments to financing statements evidencing the Administrative Agent’s security interest in the Collateral for and on behalf of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement and may be filed instead of the original. Upon the occurrence of a Collateral Release Date or Release Event, as the case may be, the Administrative Agent shall, at the sole expense of the Grantors, promptly but in any event within thirty (30) days of such occurrence, take such action as is reasonably necessary to file UCC-3 termination statements or other termination documents, as applicable, with respect to filings made by or on behalf of the Administrative Agent hereunder and, in the event the Administrative Agent shall not have taken such action as required hereunder, each Grantor shall be authorized by the Administrative Agent (for itself and on behalf of the Lenders) to file such UCC-3 termination statements or such other termination documents with respect to such filings.

Section 7. Insurance. Risk of loss of, damage to, or destruction of the applicable Collateral is on the Grantors. The Grantors shall insure the applicable Collateral against such risks and casualties and in such amounts and with such insurance companies as is set forth in the Credit Agreement. If the Grantors fail to effect and keep in full force and effect such insurance, or fail to pay the premiums when due, the Administrative Agent may (but shall not be obligated to) do so for the account of the Grantors and add the cost thereof to the Obligations. Upon a Springing Lien Trigger Date and at any time during a Collateral Period, each Grantor agrees to cause the Administrative Agent to be added by endorsement, in form and substance reasonably satisfactory to the Administrative Agent, as a lenders’ loss payee (for itself and the benefit of the Lenders) to all applicable policies of commercial property insurance of any Grantor, as the Administrative Agent’s interests may appear, or otherwise assign and set over to the Administrative Agent all monies which may become payable on account of such insurance with respect to any loss event(s) involving Inventory to the extent both the insurance proceeds with respect to such Inventory exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and no Event of Default has occurred and is continuing during such Collateral Period and agrees to pay over any such amounts to the Administrative Agent to the extent such Grantor or Grantors have not used such proceeds to purchase or produce replacement Inventory during the one hundred eighty (180) day period commencing on the date such insurance proceeds become available to the such Grantor or Grantors. In the event any such insurance proceeds are not eligible hereunder to be paid directly to the applicable Grantor or Grantors as provided for above, each such Grantor or Grantors shall direct the applicable insurer(s) to pay the Administrative Agent any such amount so due. Upon a Springing Lien Trigger Date and during the continuance of the applicable Collateral Period, the Administrative Agent shall be automatically and irrevocably appointed the attorney-in-fact of each Grantor to, following the occurrence and continuance of an Event of Default, endorse any draft or check that may be payable to such Grantor in order to collect the proceeds of such insurance. Subject to the terms and conditions of the Credit Agreement, any balance of insurance proceeds remaining in the possession of the Administrative Agent after payment in full of the Obligations shall be paid over to such Grantor or its order.

Section 8. Maintenance and Repair; Control. Each Grantor shall maintain the Collateral, and every portion thereof, in good condition (reasonable wear and tear excepted), and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon. If such Grantor fails to do so after a Springing Lien Trigger Date and during the continuance of the applicable Collateral Period, the Administrative Agent may (but shall not be obligated to) pay the cost of such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the Obligations. Each Grantor which owns Collateral shall adopt and conscientiously adhere to a well-designed internal control system with respect to such Collateral, and such system shall be capable of permitting such Grantor and the Administrative Agent to identify readily at any reasonable time the location and condition of each and every item of such Collateral.

Section 9. Preservation of Rights Against Third Parties; Preservation of Collateral in the Administrative Agent’s Possession. Until such time as the Administrative Agent exercises its rights hereunder to effect direct collection of the Accounts, the Chattel Paper and Electronic Chattel Paper, and to effect the enforcement of the Grantors’ contract rights, each Grantor assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts, the Chattel Paper and Electronic Chattel Paper and its contracts against third parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Administrative Agent takes such action for that purpose as each Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Administrative Agent, impair the security interest of the Administrative Agent and the Lenders in the Collateral or their rights in, or the value of, the Collateral, and, provided further, that the Administrative Agent receives such written request in sufficient time to permit the Administrative Agent to take the requested action.

Section 10. Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur, the Administrative Agent may then, or at any time thereafter, so long as such default shall continue, in any way permitted by Law foreclose the Lien in the Collateral granted hereby or, upon ten (10) days prior written notice to the Grantors, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, and at any such sale, the Administrative Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action, the Administrative Agent may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur, the Administrative Agent may then, or at any time thereafter, so long as such default shall continue, grant extensions to or adjust claims of, or make compromises or settlements with, debtors, the Grantors or any other Persons with respect to the Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting the Grantor’s liability under this Security Agreement, the Credit Agreement or the other Loan Documents. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts, Chattel Paper or Electronic Chattel Paper or any of its contract rights and any other notices to which the Grantor may be entitled.

(c) If any one or more of the Events of Default shall occur and be continuing, then in any such event, the Administrative Agent and the Lenders shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code (whether or not the Code applies to the affected Collateral) and such other rights and remedies in respect thereof which they may have at Law or in equity or under the Loan Documents including, without limitation, the right to enter any premises where Collateral is located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.

(d) The Administrative Agent shall apply the Proceeds of any sale or liquidation of the Collateral and, subject to Section 7, any Proceeds received by the Administrative Agent from insurance, in accordance with Section 8.2.5 of the Credit Agreement. If such Proceeds are insufficient to pay the amounts required by Law, the Grantors shall be liable for any deficiency.

(e) Upon the occurrence and during the continuance of any Event of Default, the Grantors shall promptly following demand by the Administrative Agent assemble the Collateral and make it available to the Administrative Agent at a place or places to be designated by the Administrative Agent. The right of the Administrative Agent under this paragraph to have the Collateral assembled and made available to it is of the essence of this Security Agreement and the Administrative Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance.

(f) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any event, the Administrative Agent shall have the right to use and operate under all trade names under which each Grantor does business.

Section 11. Continuing Validity of Obligations. The agreements and obligations of the Grantors hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Credit Agreement, the Notes or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Loan Documents or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and the Grantors pursuant to which the Obligations or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such agreements and obligations shall continue in full force and effect as long as the Obligations or any part thereof remain outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Obligations in whole or in part, (ii) any extension of the time of payment of the Notes or other instrument or instruments now or hereafter evidencing the Obligations, or any part thereof, (iii) any compromise or settlement with respect to the Obligations or any part thereof, or any forbearance or indulgence extended to the Grantors, (iv) any amendment to or modification of the terms of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and the Grantors pursuant to which the Obligations or any part thereof is issued or secured, (v) any substitution, exchange, or release of a portion of, or failure to preserve, perfect or protect, or other dealing in respect of, the Collateral or any other property or any security for the payment of the Obligations or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against the Grantors, (vii) any dissolution, liquidation or termination of the Grantors for any reason whatsoever or (viii) any other matter or thing whatsoever whereby the agreements and obligations of the Grantors hereunder, would or might otherwise be released or discharged. Each Grantor hereby waives notice of the acceptance of this Security Agreement by the Administrative Agent. Notwithstanding any provisions regarding joint and several liability found in any of the Credit Agreement, the Notes or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Loan Documents or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and the Grantors pursuant to which the Obligations or any part thereof is issued and without limiting the scope or extent of the liability of the applicable Grantor as set forth in any of the foregoing, this Agreement shall not constitute and shall not be construed as a guaranty by any Grantor (other than Allegheny Technologies Incorporated, a Delaware corporation (“ATI”)) of any obligations which ATI may have under this Agreement, any guaranty or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Loan Documents or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and ATI with respect to the Obligations secured hereunder.

Section 12. Defeasance. Notwithstanding anything to the contrary contained in this Security Agreement, upon Payment in Full, and performance of all other obligations of the Loan Parties under the Loan Documents and termination or expiration of all Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products, this Security Agreement shall terminate and be of no further force and effect and at the request of the Grantors, the Administrative Agent shall thereupon terminate the Lenders’ security interest in the Collateral, if any. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that the Grantors may not assign this Security Agreement or any of their rights under this Security Agreement or delegate any of their duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Administrative Agent to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Grantors.

Section 13. Joinder. Upon the execution and delivery by any other Person of a Borrower Joinder or a Guarantor Joinder, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” on the signature pages hereto. The execution and delivery of any such Borrower Joinder or Guarantor Joinder shall not require the consent of any other Loan Parties hereunder, and the rights and obligations of each Loan Party shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

Section 14. Miscellaneous.

(a) The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable,

in whole or in part, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.

(b) No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege under this Security Agreement, the Credit Agreement or any of the other Loan Documents shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent under this Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Security Agreement, the Credit Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) All notices, statements, requests and demands given to or made upon any party in accordance with the provisions of this Security Agreement shall be deemed to have been given or made when given or made as provided in the Credit Agreement.

(d) The section headings contained in this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lenders’ security interest in the Collateral and the rights, duties and obligations of the Administrative Agent and the Grantors with respect to the Collateral (whether or not the Code applies to the Collateral). This Security Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of Laws thereof.

(f) The Grantors consent to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and of the United States District Court of the Western District of Pennsylvania in any action on, relating to or mentioning this Security Agreement.

Section 15. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR

ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ACCEPT THIS SECURITY AGREEMENT AND MAKE THE LOANS AND ISSUE LETTERS OF CREDIT.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Security Agreement on the day and year first above written, with the intention that it constitute a document under seal.

GRANTORS:

WITNESS:	ATI FUNDING CORPORATION

By:
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	TDY HOLDINGS, LLC

By:
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	ALLEGHENY TECHNOLOGIES INCORPORATED

By:
	Name:	Patrick J. DeCourcy
	Title:	Senior Vice President, Finance and Chief Financial Officer

WITNESS:	ATI OPERATING HOLDINGS, LLC

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	OREGON METALLURGICAL, LLC (formerly known as “OREGON METALLURGICAL CORPORATION”)

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ALLEGHENY LUDLUM, LLC (formerly known as “ALLEGHENY LUDLUM CORPORATION”)

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ATI PROPERTIES, INC.

By:
	Name:	John E. Grosselin, III
	Title:	Vice President

WITNESS:	TDY INDUSTRIES, LLC (formerly known as “TDY INDUSTRIES, INC.”)

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ALC FUNDING CORPORATION

By:
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	JEWEL ACQUISITION, LLC

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	JESSOP STEEL, LLC

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	INTERNATIONAL HEARTH MELTING, LLC

	By:	OREGON METALLURGICAL, LLC, its Sole Manager

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ATI PRECISION FINISHING, LLC (formerly known as “ROME METALS, LLC”)

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	TI OREGON, INC.

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	TITANIUM WIRE CORPORATION

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

WITNESS:	ATI CANADA HOLDINGS, INC.

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC.

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	AII INVESTMENT CORP.

By:
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	ENVIRONMENTAL, INC.

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	AII ACQUISITION, LLC

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ATI TITANIUM LLC

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ATI FLOWFORM PRODUCTS, LLC

By:
	Name:	Patrick J. DeCourcy
	Title:	President

WITNESS:	ATI ALLEGHENY LUDLUM, INC.

By:
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

ANNEX A

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	–	PRICING GRID
SCHEDULE 1.1(B)	–	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	–	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(P)	–	PERMITTED LIENS
SCHEDULE 5.1.1	–	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2	–	SUBSIDIARIES
SCHEDULE 5.1.5	–	LITIGATION
SCHEDULE 5.1.12	–	ERISA COMPLIANCE
SCHEDULE 5.1.13	–	ENVIRONMENTAL DISCLOSURES

EXHIBITS

EXHIBIT 1.1 (A)	–	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	–	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	–	GUARANTY AGREEMENT (ATI)
EXHIBIT 1.1(G)(3)	–	GUARANTY AGREEMENT (SUBSIDIARIES)
EXHIBIT 1.1(I)	–	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	–	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	–	SWING NOTE
EXHIBIT 2.4.1	–	REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.4.2	–	SWING LOAN REQUEST
EXHIBIT 7.1.10	–	SECURITY AGREEMENT
EXHIBIT 7.3.3	–	QUARTERLY COMPLIANCE